Registration Statement No. 333-_________
         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                           --------------------------

                          Providence Energy Corporation
               (Exact name of issuer as specified in its charter)

      Rhode Island                                               05-0389170
(State or other jurisdic-                                    (I.R.S. Employer
 tion of incorporation)                                      Identification No.)

                              100 Weybosset Street
                         Providence, Rhode Island 02903
                                 (401) 272-5040
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                     Non-Employee Director Stock Plan
                            (Full title of the Plan)

            Alycia L. Goody, General Counsel and Corporate Secretary
                          Providence Energy Corporation
                              100 Weybosset Street
                         Providence, Rhode Island 02903
                                 (401) 272-5040
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service
                                   of process)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

If any of the securities being registered on this form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                                                         Exhibit Index on Page 9


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=============================================================================
                         CALCULATION OF REGISTRATION FEE
=============================================================================


Title of
Each Class of  Proposed     Proposed
Securities     Amount       Maximum           Maximum           Amount
to be          to be        Offering Price    Aggregate         Registration
Registered     Registered   Per Share(*)      Offering Price    Fee
-----------------------------------------------------------------------------


Common Stock   50,000 shs.  $18.1875          $909,375          $275.57
(par value
$1.00)
-----------------------------------------------------------------------------


     (*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on April 14, 1997.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.         Incorporation of Certain Documents by Reference.

        The following documents heretofore filed by Providence Energy Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

        (a) The Registrant's latest annual report on Form10-K, or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

        (b) All other reports filed by the Registrant pursuant to Sections13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 1.1-4.1 of the Rhode Island Business Corporation Act sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities.

        The Company's articles of incorporation and by-laws provide for indemnification of directors and officers of the Company for loss and expenses (including attorneys' fees) incurred in connection with any claim made against the director or officer by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or any other act wrongfully done or attempted by the director or officer alleged by any claimant and except for claims (i) for any breach of the director's or officer's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability imposed upon a director or officer pursuant to the provisions of
Section 1.1-43 of the Rhode Island Business Corporation Act; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for an accounting or profits in fact made from the purchase or sale by the director or officer of the securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

        In addition to the authority conferred upon the Company as provided above, the articles provide that the Board of Directors may authorize agreements to be entered into with each director to provide that the Company shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Company by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The articles further provide that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted subject to an undertaking by the director to repay the same to the Company if the act involves a claim for which indemnification is not permitted under the articles and the final disposition of the action results in an adjudication adverse to the director.

        The articles provide that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (1) for any breach of the director's duty of loyalty to the Company or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) for profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, or (4) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).

        The Company has entered into agreements with each of its directors providing for indemnification and reimbursement to the full extent permitted by the articles.

        The Company has director and officer liability insurance that insures directors and officers, and will provide for payment to the Company of costs incurred by it in indemnifying its directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

                (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed or any material change to such information;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filling on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, on the 15th day of April, 1997.

                                           PROVIDENCE ENERGY CORPORATION

                                           By:     /s/ Gary S. Gillheeney
                                              Gary S. Gillheeney, Senior Vice
                                              President, Chief Financial Officer
                                              and Treasurer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons does hereby constitute and appoint Gary S. Gillheeney, with full power of substitution his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                       Date

/s/ James H. Dodge                Chairman of the Board,      April 15, 1997
-----------------------------     Chief Executive Officer,
James H. Dodge                    President and Director


/s/ Gary S. Gillheeney            Senior Vice President,      April 15, 1997
------------------------------    Treasurer and Chief
Gary S. Gillheeney                Financial Officer


/s/ Gilbert R. Bodell, Jr.        Director                    April 15, 1997
------------------------------
Gilbert R. Bodell, Jr.

/s/ John H. Howland               Director                    April 15, 1997
------------------------------
John H. Howland

/s/ Douglas H. Johnson            Director                    April 15, 1997
-----------------------------
Douglas H. Johnson

/s/ William Kreykes               Director                    April 15, 1997
William Kreykes

/s/ Paul F. Levy                  Director                    April 15, 1997
----------------------------------
Paul F. Levy

/s/ Romolo A. Marsella            Director                    April 15, 1997
------------------------------
Romolo A. Marsella

/s/ M. Anne Szostak               Director                    April 15, 1997
-------------------------------
M. Anne Szostak

/s/ Kenneth W. Washburn           Director                    April 15, 1997
-----------------------------
Kenneth W. Washburn

/s/ W. Edward Wood                Director                    April 15, 1997
------------------------------
W. Edward Wood

                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER          EHIBIT                                              PAGE

4.1             Articles of Incorporation of
                the Registrant, as amended
                (filed as an exhibit to the Registrant's
                Form 10-Q for the quarterly period
                ended March 31, 1996 and by this
                reference incorporated herein)                      N/A

4.2             By-laws of the Registrant, as amended
                (filed as an exhibit to the Registrant's
                Form 10-Q for the quarterly period ended
                March 31, 1996 and by this reference
                incorporated herein)                                N/A

4.3             Non-Employee Director Stock
                Plan of Registrant                                  10

5               Opinion of Hinckley, Allen &
                Snyder                                              16

23.1            Consent of Arthur Andersen LLP                      18

23.2            Consent of Hinckley, Allen &
                Snyder (contained in their
                opinion filed as Exhibit 5)                         N/A